UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 2, 2011
Rockville Financial, Inc.

(Exact name of registrant as specified in its charter)

Connecticut	001-35028	27-3577029

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Park Street, Rockville, CT	06066

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (860) 291-3600
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (e) The Compensation Committee (the “Committee”) of the Board of Directors of Rockville Financial, Inc. (the “Company”) and Rockville Bank (the “Bank”), effective September 2, 2011, granted annual long-term incentive awards to certain executive officers pursuant to the Company’s shareholder-approved 2006 Stock Incentive Award Plan. As in past years, the amount of the annual grants was determined based on market data (referenced to a peer group) and recommendations provided by the Committees’ independent compensation consultant. The annual grants are designed to further align the interests of key executives and shareholders, to enhance the ability of the Company and Bank to retain key executives and to reward those individuals who have been instrumental in the transition to a newly reorganized senior management team. As in past years, the awards represent a mix of non-qualified stock options and restricted stock.
The following grants were made to the Executive Officers listed below:

	Shares of
	Restricted
Executive Officers	Stock	Stock Options
Richard J. Trachimowicz, Executive Vice President,	1,851	9,385
Head of Human Capital and Organizational Development
John T. Lund, Executive Vice President, Chief Financial	3,094	15,689
Officer and Treasurer
Mark A. Kucia, Executive Vice President, Commercial	2,976	15,091
Banking Officer
In addition to the three named executive officers identified above, two other executive officers were also granted their annual long-term incentive awards on September 2, 2011. In total, 10,646 shares of restricted stock and 53,986 stock options were granted on September 2, 2011. Upon granting of awards on September 2, 2011, all of the Company’s executive officers have received their annual long-term incentive awards.
The stock options and restricted stock awards vest ratably over a four-year period, with 20% of each award vesting on the grant date and 20% vesting on each anniversary of the grant date thereafter. The stock options are exercisable at an exercise price of $9.50, the fair market value on the date of grant. In conjunction with the granting of stock awards in 2006 the Company adopted a Stock Retention Policy which requires, absent an extraordinary circumstance, that directors and officers who receive stock awards retain at least 25% of the vested shares they receive as restricted stock and that they realize from the exercise of stock options, for as long as they are employed by or in service as a director or officer of the Company.

ITEM 9.01	Financial Statements and Exhibits
(a)     Not applicable.
(b)     Not applicable.
(c)     Not applicable.
(d)     Not applicable

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 9, 2011	ROCKVILLE FINANCIAL, INC. Registrant
	By:	/s/ John T. Lund
John T. Lund
Executive Vice President/ Chief Financial Officer